UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2015

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 15, 2015, Open Text Corporation (“OpenText” or the “Company”) entered into an indenture (the “Indenture”) among the Company, the subsidiary guarantors party thereto (the “Guarantors”), Citibank, N.A., as U.S. trustee, and Citi Trust Company Canada, as Canadian trustee, relating to the issuance by the Company of $800,000,000 in aggregate principal amount of its 5.625% Senior Notes due 2023 (the “notes”) at the closing of its previously announced notes offering. The notes bear interest at a rate of 5.625% per annum, payable semi-annually in arrears on January 15 and July 15, commencing on July 15, 2015. The notes will mature on January 15, 2023, unless earlier redeemed or repurchased.

The Company may redeem all or a portion of the notes at any time prior to January 15, 2018 at a redemption price equal to 100% of the principal amount of the notes plus an applicable premium, plus accrued and unpaid interest, if any, to the redemption date. In addition, the Company may also redeem up to 40% of the aggregate principal amount of the notes, on one or more occasions, prior to January 15, 2018, using the net proceeds from certain qualified equity offerings at a redemption price of 105.625% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, subject to compliance with certain conditions. The Company may, on one or more occasions, redeem the notes, in whole or in part, at any time on and after January 15, 2018 at the applicable redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to the redemption date.

If the Company experiences one of the kinds of changes of control triggering events specified in the Indenture, the Company will be required to make an offer to repurchase the notes at a price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture contains covenants that limit the Company and certain of its subsidiaries’ ability to, among other things: (i) create certain liens and enter into sale and lease-back transactions; (ii) create, assume, incur or guarantee additional indebtedness of the Company or the Guarantors without such subsidiary becoming a subsidiary guarantor of the notes; and (iii) consolidate, amalgamate or merge with, or convey, transfer, lease or otherwise dispose of its property and assets substantially as an entirety to, another person. These covenants are subject to a number of important limitations and exceptions as set forth in the Indenture. The Indenture also provides for events of default, which, if any of them occurs, may permit or, in certain circumstances, require the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding notes to be due and payable immediately.

The notes are initially guaranteed on a senior unsecured basis by OpenText’s existing and future wholly-owned subsidiaries that borrow or guarantee the obligations under the 2011 Credit Agreement (as defined below) and the existing credit agreement, dated as of January 16, 2014, among GXS, Inc. (as successor to GXS Group, Inc.), as borrower, Open Text Corporation, as guarantor, the other guarantors party thereto and the lenders party thereto (the “2014 Credit Agreement”). The notes and the guarantees rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior unsubordinated debt and will rank senior in right of payment to all of the Company’s and the Guarantors’ future subordinated debt. The notes and the guarantees will be effectively subordinated to all of the Company’s and the Guarantors’ existing and future secured debt, including the obligations under the 2011 Credit Agreement and the 2014 Credit Agreement, to the extent of the value of the assets securing such secured debt.

The notes and related guarantees have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). The notes were not offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act), except to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. The notes were offered in Canada under available prospectus exemptions.

On January 15, 2015, OpenText used a portion of the net proceeds of the offering of the notes to repay in full the outstanding term loan (“Term Loan A”) under its existing credit agreement, dated as of November 9, 2011, as amended by a first amendment dated as of December 16, 2013 and by a second amendment dated as of December 22, 2014 (the “Second Amendment”), among Open Text ULC, as term borrower, Open Text ULC, Open Text Holdings, Inc. and Open Text Corporation, as revolving credit borrowers, the guarantors party thereto, the lenders party thereto and other financial institutions party thereto (the “2011 Credit Agreement”). OpenText intends to add the remaining net proceeds of the offering to its cash balances for general corporate purposes, including potential future acquisitions. OpenText expects to fund its previously announced acquisition of Actuate Corporation with cash on hand.

Concurrently with the closing of the offering of the notes and effective upon the repayment in full of Term Loan A with a portion of the net proceeds of the offering, the 2011 Credit Agreement was amended and restated as described in the Second Amendment to, among other things, remove the provisions related to Term Loan A and modify certain provisions related to the incurrence of debt and liens and the making of acquisitions, investments, and restricted payments, replace the covenants to maintain a “consolidated leverage” ratio of no more than 3:1 and a “consolidated interest coverage” ratio of 3:1 or more with a covenant to maintain a “consolidated net leverage” ratio of no more than 4:1, and make other changes, in each case, generally to conform with the 2014 Credit Agreement.

The foregoing descriptions of the Indenture and the Second Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture, which is filed hereto as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein, and the full text of the Second Amendment, which is incorporated by reference herein from Exhibit 10.1 to OpenText’s Current Report on Form 8-K, filed December 23, 2014.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth or incorporated by reference above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture, dated as of January 15, 2015, among the Company, the subsidiary guarantors party thereto, Citibank, N.A., as U.S. trustee, and Citi Trust Company Canada, as Canadian trustee

4.2	Form of 5.625% Senior Notes due 2023 (included in Exhibit 4.1)

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of December 22, 2014, between Open Text ULC, as term borrower, Open Text ULC, Open Text Holdings, Inc. and Open Text Corporation, as revolving credit borrowers, the domestic guarantors party thereto, each of the lenders party thereto, Barclays Bank PLC, as sole administrative agent and collateral agent, and Royal Bank of Canada, as documentary credit lender (incorporated by reference to Exhibit 10.1 to OpenText’s Current Report on Form 8-K, filed December 23, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

January 15, 2015	By:	/S/ JOHN M. DOOLITTLE
John M. Doolittle
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of January 15, 2015, among the Company, the subsidiary guarantors party thereto, Citibank, N.A., as U.S. trustee, and Citi Trust Company Canada, as Canadian trustee

4.2	Form of 5.625% Senior Notes due 2023 (included in Exhibit 4.1)

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of December 22, 2014, between Open Text ULC, as term borrower, Open Text ULC, Open Text Holdings, Inc. and Open Text Corporation, as revolving credit borrowers, the domestic guarantors party thereto, each of the lenders party thereto, Barclays Bank PLC, as sole administrative agent and collateral agent, and Royal Bank of Canada, as documentary credit lender (incorporated by reference to Exhibit 10.1 to OpenText’s Current Report on Form 8-K, filed December 23, 2014)